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                                                                      EXHIBIT 21

                SUBSIDIAIRIES OF FARMERS & MERCHANTS BANCORP, INC

                         FARMERS & MERCHANTS STATE BANK

                   FARMERS & MERCHANTS LIFE INSURANCE COMPANY


                                       66